FOR IMMEDIATE RELEASE
PETROHAWK REPORTS RECORD THIRD QUARTER
AND YEAR TO DATE RESULTS
74% production growth over second quarter 2005
Revenues up 125%; cash flows from operations up 136%
HOUSTON, November 11, 2005 — Petrohawk Energy Corporation (“Petrohawk” or the “Company”) (NASDAQ: HAWK) today announced record operating results for the quarter ended September 30, 2005.
–	The average oil and natural gas production rate for the quarter increased 74% over the prior quarter to 98.2 million cubic feet equivalent per day (Mmcfe/d). This was an increase over the Company’s stated outlook of 95 Mmcfe/d for the quarter. Total production for the quarter was 6,103 Mmcf of natural gas and 488 Mbbls of oil, or 9,032 Mmcfe.

–	Revenues for the quarter of $81.4 million represented a 125% increase over the prior quarter. Cash flows from operations before changes in working capital (cash flow from operations, a non-GAAP measure) were $38.7 million, or $0.60 per share. This was an increase of 136% over the second quarter of 2005. The results were mainly driven by higher realized commodity prices and record production levels achieved as a result of successful drilling and the Mission Resources acquisition.

–	During the quarter, the Company’s average prices from the sale of natural gas and oil were $8.47 per Mcf and $60.87 per Bbl respectively, excluding the impact of realized derivative losses. Including a realized loss on oil and natural gas derivatives of $8.7 million ($2.9 million on natural gas derivatives and $5.8 million on oil derivatives), average prices from the sale of natural gas and oil were $8.00 per Mcf and $48.98 per Bbl respectively, impacting average sales prices by $0.47 per Mcf of natural gas and $11.89 per Bbl of oil. The Company does not elect hedge accounting.

–	Petrohawk reported a net loss of $36.5 million, or $0.56 per share. Excluding selected items (see the Selected Item Review and Reconciliation table for additional information), the Company reported net income of $11.6 million, or $0.18 per share. These selected items include the following:
–	$74.9 million pre-tax, non-cash loss on mark-to-market derivative contracts

–	$2.9 million pre-tax interest expense charge related to debt extinguishment on the Company’s amended term loan

–	$0.8 million pre-tax non-cash charge related to stock-based compensation
Current quarter production-related costs (lease operating, workover, taxes other than income taxes, gathering and transportation, and excluding depreciation, depletion and amortization) totaled $18.1 million versus $8.2 million during the second quarter of 2005. The change from the prior quarter is primarily a result of increased production via the Mission Resources acquisition; the acquired Mission Resources assets having a higher average unit cost; ongoing operating costs on deferred volumes associated with shut-in
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production from Hurricanes Katrina and Rita; as well as overall increases in costs for production services.
For the nine months ended September 30, 2005, Petrohawk’s daily average oil and natural gas production rate was 69.6 million cubic feet equivalent (Mmcfe). Total production for the period was 13,089 Mmcf of natural gas and 984 Mbbls of oil, or 18,994 Mmcfe. Revenues for the nine month period were $150.0 million. Cash flows from operations were $72.3 million.
For the nine month period, the Company reported a net loss of $53.2 million, or $1.10 per share. Excluding selected items (see the Selected Item Review and Reconciliation table for additional information), Petrohawk reported net income of $19.6 million, or $0.40 per share. The Company’s average prices from the sale of natural gas and oil during the period were $7.34 per Mcf and $54.46 per Bbl respectively, excluding realized derivative losses. Including a realized loss on oil and natural gas derivatives of $11.0 million ($4.2 million on gas derivatives and $6.8 million on oil derivatives), average prices from the sale of natural gas and oil were $7.02 per Mcf and $47.55 per Bbl respectively, impacting average sales prices by $0.32 per Mcf of natural gas and $6.91 per Bbl of oil.
Year-to-date production-related costs (lease operating, workover, taxes other than income taxes, gathering and transportation, and excluding depreciation, depletion and amortization) totaled $34.0 million.
Petrohawk’s third quarter oil and gas production volumes rose 74% from second quarter 2005 volumes. During the third quarter, the Company experienced hurricane-related shut-ins and delays, mainly associated with third party pipelines and processing plants, in 46 facilities, of which 36 have been restored to full production. Seven of ten facilities that remain offline are located in the Gulf of Mexico. Production is estimated to have been reduced by an average of 5.6 MMcfe/d during the quarter. Cumulative delayed production for the quarter is estimated at 504 Mmcfe as of September 30. Petrohawk further expects the majority of offline facilities to return to normal production levels by the end of the year, based on current information provided by third-parties. On October 3, the Company updated its production outlook for the fourth quarter to average between 117 and 126 million cubic feet of gas equivalent per day based on the aforementioned disruptions.
On July 28, 2005, Petrohawk completed the acquisition of Mission Resources Corporation, and third quarter operating and financial results include results from Mission beginning on that date. The acquisition contributed to management’s goal of acquiring properties within the Company’s core operating areas that have a significant proved reserve component and which management believes have additional development and exploration opportunities.
Petrohawk participated in the drilling of 45 wells during the quarter. Forty-one have been completed as producers for a success rate of 91%. For the nine month period ending September 30, the Company participated in the drilling of 98 wells. Ninety have been completed as producers for a success rate of 92%.
In the fourth quarter, Petrohawk anticipates capital spending to be approximately $32 million. Included in this program are the following activities:
–	16,500’ Lower Wilcox test in Colorado County, Texas, with 55% working interest that is nearing total depth after encountering significant shows
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–	14,700’ Lower Vicksburg test in Kleburg County, Texas, with 25% working interest that is awaiting completion, plus two offsets

–	17,500’ Lower Frio test in Matagorda County, Texas, with 50% working interest

–	15,500’ Lower Wilcox well in Goliad County, Texas with 51% working interest

–	9500’ Alliance/Mulvey test in the Gueydan Field in Vermilion Parish, Louisiana, with 50% to 98% working interest that is awaiting completion, plus two additional locations testing separate fault blocks

–	11,000’ Middle Wilcox well in Dewitt County, Texas, with 71% working interest
Capital expenditures are expected to be $175 million in 2006 and are planned to be allocated approximately 60% to development projects and 40% to exploration activities. Included in this program are exploratory tests on the Company’s Arkoma Basin Jackfork and Middle Atoka plays in Scott County, Arkansas; initiation of its James Lime/Travis Peak development program in Nacogdoches and Shelby Counties of East Texas; continuation of its Wilcox, Frio and Vicksburg exploratory programs in South Texas; continuation of its development of multiple pay exploratory and developmental opportunities in Gueydan Field in South Louisiana; continuation and significant expansion of Permian Basin development activities in Waddell Ranch Field in Crane County, Texas, TXL Field in Ector County, Texas, and Jalmat Field in Lea County, New Mexico.
Petrohawk’s current open derivative positions are as follows:

		Contract Price per Mmbtu Natural Gas
		Collars and Swaps
		Floors	Ceilings
	Volume in	Weighted	Weighted
Period	Mmbtu’s	Average Price	Average Price
October 2005 - December 2005	4,437,000	5.78	8.57
January 2006 - December 2006	15,175,000	5.79	9.05
January 2007 - December 2007	6,530,000	5.69	10.60
January 2007 - December 2007	1,200,000	6.06	(swap)
January 2008 - December 2008	3,600,000	5.05	6.53

		Contract Price per Bbl Oil
		Collars and Swaps
		Floors	Ceilings
	Volume in	Weighted	Weighted
Period	Bbls	Average Price	Average Price
October 2005 - December 2005	426,600	$36.99	$45.83
January 2006 - December 2006	1,338,750	38.17	50.78
January 2007 - December 2007	240,000	35.30	43.97
January 2008 - December 2008	60,000	34.00	45.30
January 2008 - December 2008	144,000	38.10	(swap)
Petrohawk Energy Corporation is an independent energy company engaged in the acquisition, production, exploration and development of oil and gas, with properties concentrated in the South Texas, Mid-Continent, East Texas, Arkoma, Permian and Gulf Coast regions.
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For more information contact Shane M. Bayless, EVP — Chief Financial Officer and Treasurer at (832) 204-2727 or sbayless@petrohawk.com; or contact Joan Dunlap, Assistant Treasurer at (832) 204-2737 or jdunlap@petrohawk.com. For additional information about Petrohawk, please visit our website at www.petrohawk.com.
This release contains forward-looking statements within the meaning of securities laws. The words “will” and “expects” and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, which may cause actual results to differ materially from results expressed or implied by the forward-looking statements. These risks include such factors as the volatility and level of oil and natural gas prices, production rates and reserve replacement, the imprecise nature of oil and gas reserve estimates, (especially with respect to proven undeveloped reserves), uncertainties in cash flow, uncertainties related to the timing of restoring production shut in by hurricanes, the availability of attractive exploration and development and property acquisition opportunities and any necessary financing, competition, litigation, environmental matters, availability of rigs and pipeline hook-ups and other such matters discussed in the “Risk Factors” section of Petrohawk Energy Corporation’s Form 10-K filed with the SEC. Although Petrohawk may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.
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Petrohawk Energy Corporation
Consolidated Statements of Operations
(In Thousands, Except per Share Amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
OPERATING REVENUES:

Oil and Gas	$81,447	$5,589	$149,957	$14,629

OPERATING EXPENSES:
Production expenses:
Lease Operating	10,276	887	19,826	2,531
Workover and Other	941	36	2,180	53
Taxes Other Than Income	6,405	291	10,842	780
Gathering, Transportation and Other	515	—	1,135	5
General and Administrative:
General and Administrative	5,782	1,597	13,258	4,017
Stock-Based Compensation	780	898	3,003	2,925
Accretion Expense	332	23	716	69
Depletion, Depreciation and Amortization	22,398	1,271	44,522	3,532

Total Operating Expenses	47,429	5,003	95,482	13,912

INCOME FROM OPERATIONS	34,018	586	54,475	717

Net Loss on Derivative Contracts	(83,585)	(592)	(120,568)	(592)
Interest Expense and Other	(9,923)	(656)	(20,306)	(1,131)

Loss Before Income Taxes	(59,490)	(662)	(86,399)	(1,006)
Income Tax Benefit	23,066	61	33,521	24

NET LOSS	(36,424)	(601)	(52,878)	(982)
Preferred Dividends	(110)	(111)	(329)	(333)

Net Loss Applicable to Common Shareholders	$(36,534)	$(712)	$(53,207)	$(1,315)

Basic Loss per Share	$(0.56)	$(0.05)	$(1.10)	$(0.13)
Diluted Loss per Share	$(0.56)	$(0.05)	$(1.10)	$(0.13)

Weighted Average Shares Outstanding:
Basic	64,877	13,818	48,425	9,763
Fully Diluted	64,877	13,818	48,425	9,763
Consolidated Balance Sheets
(In Thousands)

	September 30,	December 31,
	2005	2004

ASSETS
Current Assets	$97,435	$36,022
Oil and Gas Properties, net	1,122,731	484,333
Other Assets	148,718	13,844

TOTAL ASSETS	$1,368,884	$534,199

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities	$165,019	$27,166
Long-Term Debt	460,331	239,500
Other Noncurrent Liabilities	262,610	20,442
Stockholders’ Equity	480,924	247,091

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,368,884	$534,199

Petrohawk Energy Corporation
Consolidated Statements of Cash Flows
(In Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Loss	$(36,424)	$(601)	$(52,878)	$(982)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depletion, Depreciation and Amortization	22,398	1,272	44,522	3,532
Deferred Income Tax Benefit	(22,732)	—	(33,521)	—
Stock-Based Compensation	780	898	3,003	2,925
Accretion Expense	332	23	716	69
Net Unrealized Loss on Mark-to-Market Derivative Contracts	74,971	593	109,543	593
Other	(626)	93	889	125

Cash Flow from Operations Before Changes in Working Capital	38,699	2,278	72,274	6,262
Changes in Working Capital	4,407	(1,736)	3,497	(2,949)

Net Cash Provided by Operating Activities	43,106	542	75,771	3,313

CASH FLOWS FROM INVESTING ACTIVITIES

Oil and Gas Property Expenditures	(51,588)	(2,083)	(88,427)	(6,253)
Acquisition of properties from PHAWK, LLC	—	(2,636)	—	(2,636)
Acquisition of Proton, net of cash acquired of $870	—	—	(52,625)	—
Acquisition of Mission Resources, net of cash acquired of $48,359	(95,816)	—	(95,816)	—
Proceeds From Sale of Oil and Gas Properties	9,450	99	88,844	832
Gas Gathering and Equipment Expenditures and other	(763)	(850)	(1,741)	(1,009)

Net Cash Used in Investing Activities	(138,717)	(5,470)	(149,765)	(9,066)

CASH FLOWS FROM FINANCING ACTIVITIES (1):

Proceeds From Exercise of Stock Options	10,958	—	11,780	—
Proceeds From Issuance of Common Stock and Warrants	—	249	—	25,249
Proceeds from Issuance of Subordinated Convertible Note Payable	—	—	—	35,000
Debt Issue Costs Related to PHAWK, LLC Transaction	—	(122)	—	(1,426)
Equity Offering Costs Related to PHAWK, LLC Transaction	—	(4,893)	—	(5,576)
Proceeds From Borrowings Under Credit Facility	242,000	—	310,000	—
Repayment of Borrowings Under Credit Facility	(159,000)	—	(249,000)	(13,285)
Dividends Paid	—	(222)	(220)	(446)
Other	(46)	(777)	(46)	(777)

Net Cash (Used In) Provided By Financing Activities	93,912	(5,765)	72,514	38,739

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	$(1,699)	$(10,693)	$(1,480)	$32,986

(1)	During the three months ended June 30, 2005 the Company converted the $35 million subordinated convertible note payable into 8.75 million shares of common stock.

Petrohawk Energy Corporation
Selected Operating Data
(In Thousands, Except per Share Amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Gas Production (Mmcf)	6,103	605	13,089	1,663
Oil Production (Mbbls)	488	45	984	115
Gas Equivalents (Mmcfe)	9,032	873	18,994	2,351
Average Daily Production (Mmcfe)	98.2	9.5	69.6	8.6

Average Gas Price Per Mcf	$8.47	$6.03	$7.34	$6.03
Average Oil Price Per Barrel	60.87	42.18	54.46	37.93
Average Equivalent Sales Price (Mcfe)	9.02	6.34	7.88	6.12

Cash Flow From Operations — M$ (1)	38,699	2,278	72,274	6,262
Cash Flow From Operations — Per Share (Diluted)	0.60	0.16	1.49	0.64

Average Cost per Mcfe:
Lease Operating	$1.14	$1.02	$1.04	$1.08
Workover	0.10	0.04	0.11	0.02
Taxes Other Than Income	0.71	0.33	0.57	0.33
General and Administrative	0.64	1.83	0.70	1.71
Depletion — Full Cost	2.46	1.31	2.32	0.92

(1)	Represents cash flow from operations before changes in working capital. See the Consolidated Statements of Cash Flows for a reconciliation from this non-GAAP financial measure to the most comparable GAAP financial measure.
Selected Item Review and Reconciliation
(In Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Unrealized Loss on Derivatives (1)
Natural Gas	$70,774	$391	$89,165	$391
Crude Oil	4,137	202	20,376	202

Mark-to-Market Non-Cash Charge	74,911	593	109,541	593
Stock Based Compensation	780	898	3,003	2,925
Interest Payment (2)	—	—	2,411	—
Loss on extinguishment of debt	2,875	—	2,875	—
Expense of Deferred Financing Costs (3)	—	—	1,061	—

Total Selected Items, Before Tax	78,566	1,491	118,891	3,518

Income Tax Effect of Selected Items	(30,462)	(137)	(46,127)	(84)

Selected Items, Net of Tax	48,104	1,354	72,764	3,434
Net Loss Applicable to Common
Shareholders, As Reported	(36,534)	(712)	(53,207)	(1,315)
Net Income Available to Common

Shareholders, Excluding Selected Items	$11,570	$642	$19,557	$2,119

Basic Loss per Share, As Reported	$(0.56)	$(0.05)	$(1.10)	$(0.13)
Impact of Selected Items	0.74	0.10	1.50	0.35

Basic Income per Share, Excluding Selected Items	$18	$0.05	$0.40	$0.22

(1)	Represents the unrealized loss associated with the mark-to-market valuation of outstanding derivative positions at September 30, 2005.

(2)	Represents the interest that would have been payable on the $35 million subordinated convertible note payable had the note been held until May 25, 2006, discounted at 10%.

(3)	Represents a non-cash charge related to the conversion of the $35 million subordinated convertible note payable into 8.75 million shares of common stock.